Exhibit 1.01

Conflict Minerals Report
For The Year Ended December 31, 2015

This Report for the reporting period from January 1, 2015 to December 31, 2015 is presented to comply with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended. Rule 13p-1 imposes certain reporting obligations on reporting companies whose manufactured or contract to be manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as gold, cassiterite, columbite-tantalite, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (“3TG”) for the purposes of this assessment. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

1. Company Overview

Compass Group Diversified Holdings LLC and Compass Diversified Holdings (collectively, “CODI” or the “Company”) were formed to acquire and manage a group of small to middle market businesses and the Company was a controlling owner of eight businesses, or operating subsidiaries, at December 31, 2015. The subsidiaries are as follows: The Ergo Baby Carrier, Inc. ("Ergobaby”), Liberty Safe and Security Products, Inc. (“Liberty Safe” or “Liberty”), Fresh Hemp Foods Ltd. ("Manitoba Harvest"), Compass AC Holdings, Inc. (“ACI” or “Advanced Circuits”), AMT Acquisition Corporation (“Arnold” or “Arnold Magnetics”), Clean Earth Holdings Inc. ("Clean Earth"), Sterno Products, LLC ("Sterno Products"), and Anodyne Medical Device, Inc. (“Tridien”).

The Company’s subsidiaries are engaged in the following lines of business:

•
Ergobaby is a designer, marketer and distributor of wearable baby carriers and related baby wearing products, as well as infant travel systems (strollers, car seats and accessories). Ergobaby has two main product lines: baby carriers (baby carriers and accessories) and infant travel systems (strollers, car seats and accessories).

•
Liberty Safe is a designer, manufacturer and marketer of premium home, gun and office safes in North America. Liberty produces a wide range of home and gun safe models in a broad assortment of sizes, features and styles.

•	Manitoba Harvest is a manufacturer and distributor of branded, hemp-based foods. Manitoba Harvest’s products include Hemp Hearts™, Hemp Heart Bites™, Hemp Heart Bars™, and Hemp protein powders.

•	Advanced Circuits, an electronic components manufacturing company, is a provider of small-run, quick-turn and volume production rigid printed circuit boards.

•
Arnold Magnetics is a manufacturer of engineered magnetic solutions for a wide range of specialty applications and end-markets, including energy, medical, aerospace and defense, consumer electronics, general industrial and automotive. Arnold Magnetics produces high performance permanent magnets (PMAG), flexible magnets (FlexMag) and precision foil products (Precision Thin Metals) that are used in motors, generators, sensors and other systems and components.

•
Clean Earth provides environmental services for a variety of contaminated materials including soils, dredged material, hazardous waste and drill cuttings. Clean Earth analyzes, treats, documents and recycles waste streams generated in multiple end-markets such as power, construction, oil and gas, infrastructure, industrial and dredging.

•
Sterno Products is a manufacturer and marketer of portable food warming fuel and creative table lighting solutions for the food service industry. Sterno Products's products include wick and gel chafing fuels, butane stoves and accessories, liquid and traditional wax candles, catering equipment and lamps.

•
Tridien is a designer and manufacturer of powered and non-powered medical therapeutic support surfaces and patient positioning devices serving the acute care, long-term care and home health care markets.

2. Description of the Company's Products Covered by this Report

This Report relates to products: (i) for which 3TG are necessary to the functionality or production of that product; (ii) that were manufactured or contracted to be manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2015. The Company determined that component products at four (4) of its subsidiaries contain or may contain 3TG which are necessary to the functionality or production of their products. The four subsidiaries and the applicable 3TG are Advanced Circuits (gold and tin), Arnold Magnetics (tin), Sterno Products (tin) and Tridien (gold, tantalum, tin and tungsten).

3. Reasonable Country of Origin Inquiry

The Company conducted an analysis of its subsidiaries’ products and found that small quantities of 3TG are contained in some of its subsidiaries’ products. Therefore, for the reporting period from January 1, 2015 to December 31, 2015, the Company conducted a good faith reasonable country of origin inquiry (“RCOI”) which was designed to determine whether any of the necessary 3TG contained in its subsidiaries’ products originated in the Democratic Republic of the Congo or an adjoining country or came from recycled or scrap sources. “Necessary 3TG” are 3TG that are necessary to the functionality or production of products that the Company’s subsidiaries manufacture or that the Company’s subsidiaries contract with others to manufacture for us.

The Company used the Conflict Minerals Reporting Template (“CMRT”) developed by the Conflict-Free Sourcing Initiative to request information from its subsidiaries’ suppliers about their supply chain and to gather information about the country of origin of its necessary 3TG. The Company identified approximately 280 direct suppliers that potentially supplied the Company necessary 3TG and requested each of them to complete a CMRT. The Company received responses (by either a letter or completed CMRT) from approximately 80% of these suppliers and reviewed the responses for completeness and accuracy. When the Company determined that its suppliers’ CMRT responses contained information the Company believed to be incomplete or inaccurate, the Company followed up with those suppliers to seek additional information or clarification about those responses.

Based on the Company’s supplier responses, the Company does not have sufficient information to determine whether the products it manufactured or contracted for manufacture during the reporting period contain necessary 3TG that originated, or may have originated, in the Democratic Republic of the Congo or an adjoining country and are not or may not be from recycled or scrap sources. Accordingly, and out of an abundance of caution, the Company performed due diligence in an effort to determine the source and chain of custody of these necessary 3TG.

4. Due Diligence

Due Diligence Design

With respect to the period covered, the design of the due diligence process conforms in all material respects with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, as further set out in the specific guidance for downstream companies contained in the Supplement on Tin, Tantalum, and Tungsten and the Supplement for Gold (hereinafter, collectively, the “OECD Guidance”).

Due Diligence Measures Performed

The Company undertook due diligence at each of its subsidiaries that have component products that contain or may contain necessary 3TG to determine the source and chain of custody of the necessary 3TG contained in the products manufactured by or contracted for manufacture by the Company’s subsidiaries. Summarized below are the components of the 3TG due diligence program the Company undertook as they relate to the five-step framework set forth in the OECD Guidance:

1. OECD Step #1: Establish and maintain strong company management systems

Our operations are reported in eight business segments, therefore, we established a single point of contact to assist in implementing a 3TG program. Each segment that manufactures or distributes products that contain necessary 3TG had its own designated specific personnel to coordinate the 3TG diligence, oversee the implementation and execution of a program and coordinate directly with its affected suppliers, if applicable. The affected segments used the CMRT developed by the Conflict-Free Sourcing Initiative as a mechanism to request that suppliers provide information about the source and chain of custody of the necessary 3TG contained in products supplied to each of the affected segments. The Company maintains a conflict minerals policy regarding the sourcing of conflict minerals, which is publicly on the Company’s website at: http://ir.compassequity.com/corporate-governance.cfm. The content of any website referred to in this Report is not incorporated by reference in this Report.

2. OECD Step #2: Identifying and assessing risk in the supply chain

To identify risks related to necessary 3TG in its products, the Company took the following actions:

•	worked with suppliers to obtain more complete information;

•	followed up with suppliers that did not respond;

•	sought information regarding the smelters or refiners or smelters that processed the conflict minerals in the suppliers’ products; and

•	analyzed the supplier’s responses against the Company's conflict minerals policy and against the list of smelters and refiners on the CFSI website.

3. OECD Step #3: Design and implement a strategy to respond to identified risks

Results of the Company’s supply chain risk assessment were reported to the senior management of the Company. The Company adopted a risk management plan of attempting to disengage with a supplier where the Company deems risk mitigation unfeasible or unacceptable, and where, in the Company’s opinion, such disengagement would not likely harm the supply chain for a particular product.

4. OECD Step #4: Carry out an independent third party audit of smelter's/ refiner’s due diligence practices

As an owner of downstream companies, the Company relies on audits by independent third parties, including audits of smelters and refiners reported by the CFSP. The Company also relies on the certification processes of the London Bullion Market Association, The Responsible Jewellery Council, and the Tungsten Industry - Conflict Minerals Council.

5. OECD Step #5: Report annually on supply chain due diligence

The Company publicly reports the information contained in its Form SD and this Report on its website at: http://ir.compassequity.com/sec.cfm.

5. Results of Review
As an owner of downstream companies, the Company can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the 3TG contained in its subsidiaries’ products. The Company relies on the information collected and provided by its subsidiaries’ direct suppliers and independent third party audit programs.
Facilities Used to Process the Necessary 3TG
The Company requested smelter information from the suppliers of each of its subsidiaries that were determined to have component products that contain or may contain 3TG which are necessary to the functionality or production of their products. In the responses received from suppliers, the supplier named more than one (1) smelter or refiner in their response for each metal. This lack of detail prevented the Company from determining whether a particular smelter or refiner named in the responses processed the necessary 3TG in the Company's products. Accordingly, the Company is unable to disclose the facilities used to produce the necessary 3TG in its products. However, Table 1 attached to this Report lists the smelters and refiners provided to the Company by its suppliers that may have processed necessary 3TG in its subsidiaries’ product lines.
Country of Origin
Based on the responses provided by the Company’s suppliers described directly above, the responses did not provide sufficient information to identify the country of origin of the necessary 3TG in the Company’s products. Accordingly, the Company is unable to disclose the country of origin of the necessary 3TG in its products

Efforts to determine mine or location
The Company has determined that the most reasonable effort it can make to determine the mines or locations of origin of its necessary 3TG is to seek information from its direct suppliers about the smelters and refiners and the countries of origin of the necessary 3TG in its products and urge that its suppliers do the same with their direct suppliers. The Company must rely on its direct and indirect suppliers to provide the information about the mine or location of origin of the necessary 3TG in its products.

As a result of the lack of information obtained from the Company’s subsidiaries’ suppliers, the Company was unable to determine the mine or location of the necessary conflict minerals in its subsidiaries’ product lines.

6. Risk Mitigation / Future Due Diligence Measures
The Company intends to take steps to improve its due diligence and mitigate the risk that the Company’s necessary 3TG benefit or finance armed groups, including:

•
Evaluating current suppliers based on their responsiveness to the 2015 calendar year's data collection effort.  Those suppliers who provide products with risk of 3TG content that requires reporting and whose response was limited or non-existent for calendar year 2015 will be submitted to the executive management of the applicable subsidiary for review.

•	Reaching out to suppliers earlier in the process and asking them to complete the CMRT.

•	Improving, to the extent possible, the percentage of supplier provided responses to the request to complete the CMRT.

7. Independent Private Sector Audit

An Independent Private Sector Audit of this Report was not required for the year ended December 31, 2015.

8. Forward-Looking Statements
This Report may contain certain forward-looking statements, including those made under the “Risk Mitigation / Future Due Diligence Measures” section. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Factors that could adversely affect our future performance include (1) those described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2015, (2) the responsible sourcing of 3TG in our supply chain by our direct and indirect suppliers and (3) the effectiveness of traceability systems used by our direct and indirect suppliers to determine the source and chain of custody of 3TG contained in our supply chain. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

Table 1 - List of smelters and refiners that may have processed necessary 3TG of the Company’s subsidiaries

Metal	Smelter Reference List	Smelter Facility Location: Country

Gold	Royal Canadian Mint	CANADA
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN

Metal	Smelter Reference List	Smelter Facility Location: Country
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS

Metal	Smelter Reference List	Smelter Facility Location: Country
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO

Metal	Smelter Reference List	Smelter Facility Location: Country
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU

Metal	Smelter Reference List	Smelter Facility Location: Country
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Metal	Smelter Reference List	Smelter Facility Location: Country
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	HC Starck GmBH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA